Exhibit 10.1

                                 AMENDMENT NO. 2
                                       TO
                   SCANSOURCE, INC. 1997 STOCK INCENTIVE PLAN


         1. Section 5.1 of the ScanSource, Inc. 1997 Stock Incentive Plan is hereby amended to read in its entirety as follows:

         "5.1. The securities subject to the Awards shall be 600,000 Shares. Such numbers shall be adjusted as appropriate in order to give effect to changes made in the number of outstanding shares as a result of a merger, consolidation, recapitalization, reclassification, combination, stock dividend, stock split, or other relevant change."

         2. Section 15 of the ScanSource, Inc. 1997 Stock Incentive Plan as in effect immediately prior to this Amendment is hereby deleted in its entirety and
Section 16 of the Plan as in effect immediately prior to this Amendment is hereby renumbered to become Section 15 of the Plan.

         3. No other term or provision of the ScanSource, Inc. 1997 Stock Incentive Plan shall be affected by this Amendment.

         This Amendment was approved by the ScanSource, Inc. Board of Directors to be effective September 30, 1999.